Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES

FIRST QUARTER EARNINGS RESULTS

ABILENE, Texas, April 23, 2012 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the first quarter of 2012 of $17.76 million, up 8.97 percent compared with earnings of $16.30 million in the same quarter last year. Basic earnings per share were $0.56 for the first quarter of 2012 compared with $0.52 in the same quarter of 2011.

Net interest income increased 2.49 percent to $38.26 million compared with $37.33 million in 2011. The net interest margin, on a taxable equivalent basis, was 4.39 percent compared with 4.72 percent in the same quarter last year and 4.44 percent in the fourth quarter of 2011.

The provision for loan losses was $1.30 million in the first quarter of 2012, compared with $2.13 million in the same quarter last year and $1.22 million in the fourth quarter of 2011. Nonperforming assets as a percentage of loans and foreclosed assets totaled 1.60 percent at March 31, 2012, compared with 1.64 percent at December 31, 2011, and 1.44 percent at March 31, 2011.

Noninterest income increased 3.55 percent in the first quarter of 2012 to $13.30 million compared with $12.84 million in the same quarter a year ago. Trust fees increased to $3.45 million in the first quarter of 2012 compared with $3.04 million in the same quarter last year primarily due to continued growth in the fair value of Trust assets managed to $2.63 billion from $2.38 billion a year ago. ATM, interchange and credit card fees increased 19.47 percent to $3.68 million compared with $3.08 million in the same quarter last year. Service charges on deposit accounts decreased to $3.88 million during the first quarter of 2012 compared with $4.37 million for the same quarter a year ago, due primarily to decreased customer use of overdraft services.

Noninterest expense rose slightly in the first quarter of 2012 to $26.47 million from $26.16 million in the same quarter last year. The Company’s efficiency ratio in the first quarter of 2012 improved to 48.08 percent compared with 49.07 percent in the same quarter last year.

As of March 31, 2012, consolidated assets for the Company totaled $4.23 billion compared with $3.83 billion a year ago. Loans grew 6.96 percent and totaled $1.80 billion at quarter end compared with loans of $1.68 billion a year ago. Total deposits were $3.40 billion as of March 31, 2012, which represents an 8.50 percent growth over $3.13 billion a year earlier. Shareholders’ equity rose to $517.01 million as of March 31, 2012, compared with $456.22 million the prior year.

“We are pleased to report another successful quarter of growth in earnings, loans and deposits,” said F. Scott Dueser, Chairman, President and CEO. “We are continuously working to improve our efficiencies while actively pursuing internal growth opportunities and acquisitions.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 11 separately chartered banks with 53 locations in Texas. The bank subsidiaries are First Financial Bank, N.A., Abilene, Albany, Clyde, Moran and Odessa; First Financial Bank, N.A., Eastland, Ranger, Cisco and Rising Star; First Financial Bank, N.A., Cleburne, Burleson, Alvarado, Midlothian and Crowley; First Financial Bank, Hereford; First Financial Bank, Huntsville; First Financial Bank, N.A., Mineral Wells; First Financial Bank, N.A., San Angelo; First Financial Bank, N.A., Southlake, Bridgeport, Boyd, Decatur, Grapevine, Keller and Trophy Club; First Financial Bank, N.A., Stephenville, Granbury, Glen Rose and Acton; First Financial Bank, N.A., Sweetwater, Roby, Trent and Merkel; and First Financial Bank, N.A., Weatherford, Willow Park, Aledo, Brock and Fort Worth. The Company also operates First Financial Trust & Asset Management Company, N.A., with six locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	Quarter Ended
	2012	2011
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
ASSETS:
Cash and due from banks	$131,163	$146,239	$127,174	$106,500	$105,969
Interest-bearing deposits in banks	84,169	104,597	103,850	114,776	115,134
Interest-bearing time deposits in banks	62,018	61,175	66,688	78,312	87,884
Fed funds sold	11,200	—	3,580	3,195	4,945
Investment securities	1,963,341	1,844,998	1,732,919	1,646,655	1,662,792
Loans	1,798,867	1,786,544	1,728,832	1,719,415	1,681,812
Allowance for loan losses	(34,529)	(34,315)	(34,301)	(33,406)	(32,501)

Net loans	1,764,338	1,752,229	1,694,531	1,686,009	1,649,311
Premises and equipment	79,308	76,483	73,443	72,550	70,301
Goodwill	71,865	71,865	71,865	71,865	71,865
Other intangible assets	213	257	341	442	547
Other assets	59,635	62,688	61,012	60,711	59,455

Total assets	$4,227,250	$4,120,531	$3,935,403	$3,841,015	$3,828,203

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Noninterest-bearing deposits	$1,125,577	$1,101,576	$1,020,953	$989,271	$969,416
Interest-bearing deposits	2,272,495	2,233,222	2,165,653	2,130,170	2,162,474

Total deposits	3,398,072	3,334,798	3,186,606	3,119,441	3,131,890
Short-term borrowings	237,567	207,756	180,790	192,364	192,171
Other liabilities	74,606	69,440	68,808	51,505	47,927
Shareholders’ equity	517,005	508,537	499,199	477,705	456,215

Total liabilities and shareholders’ equity	$4,227,250	$4,120,531	$3,935,403	$3,841,015	$3,828,203

	Quarter Ended
	2012	2011
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
INCOME STATEMENTS
Interest income	$39,797	$39,888	$40,164	$40,241	$39,727
Interest expense	1,540	1,704	1,854	2,065	2,400

Net interest income	38,257	38,184	38,310	38,176	37,327
Provision for loan losses	1,296	1,221	1,354	1,924	2,127

Net interest income after provision for loan losses	36,961	36,963	36,956	36,252	35,200
Noninterest income	13,298	12,792	13,911	11,894	12,842
Noninterest expense	26,468	26,257	26,320	25,888	26,161

Net income before income taxes	23,791	23,498	24,547	22,258	21,881
Income tax expense	6,035	6,032	6,460	5,738	5,586

Net income	$17,756	$17,466	$18,087	$16,520	$16,295

PER COMMON SHARE DATA
Net income - basic	0.56	0.56	0.58	0.53	0.52
Net income - diluted	0.56	0.55	0.57	0.52	0.52
Cash dividends	0.24	0.24	0.24	0.24	0.23
Shares outstanding - end of period	31,477,483	31,459,635	31,452,283	31,451,300	31,436,257
Average outstanding shares - basic	31,466,706	31,454,197	31,451,687	31,442,978	31,425,584
Average outstanding shares - diluted	31,479,743	31,489,304	31,481,092	31,467,617	31,444,586

PERFORMANCE RATIOS
Return on average assets	1.73%	1.74%	1.87%	1.74%	1.76%
Return on average equity	13.79	13.88	14.79	14.29	14.86
Net interest margin (tax equivalent)	4.39	4.44	4.62	4.69	4.72
Efficiency ratio	48.08	48.33	47.48	48.65	49.07

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2012	2011
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$34,315	$34,301	$33,406	$32,501	$31,106
Loans charged off	(1,405)	(2,195)	(722)	(1,396)	(1,010)
Loan recoveries	323	988	263	377	278

Net charge-offs	(1,082)	(1,207)	(459)	(1,019)	(732)
Provision for loan losses	1,296	1,221	1,354	1,924	2,127

Balance at end of period	$34,529	$34,315	$34,301	$33,406	$32,501

Allowance for loan losses / period-end loans	1.92%	1.92%	1.98%	1.94%	1.93%
Allowance for loan losses / nonperforming loans	164.3	171.0	194.3	179.6	210.6
Net charge-offs / average loans (annualized)	0.24	0.27	0.11	0.24	0.18

NONPERFORMING ASSETS
Nonaccrual loans	$20,963	$19,975	$17,598	$18,599	$15,411
Accruing loans 90 days past due	53	96	52	6	23

Total nonperforming loans	21,016	20,071	17,650	18,605	15,434
Foreclosed assets	7,852	9,464	10,254	8,778	8,872

Total nonperforming assets	$28,868	$29,535	$27,904	$27,383	$24,306

As a % of loans and foreclosed assets	1.60%	1.64%	1.60%	1.58%	1.44%
As a % of end of period total assets	0.68	0.72	0.71	0.71	0.63

CAPITAL RATIOS
Tier 1 Risk-based	17.73%	17.49%	17.89%	17.97%	17.60%
Total Risk-based	18.99	18.74	19.14	19.22	18.86
Tier 1 Leverage	10.31	10.33	10.45	10.22	10.03
Equity to assets	12.23	12.34	12.68	12.44	11.92

	Quarter Ended
	2012	2011
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
NONINTEREST INCOME
Trust fees	$3,454	$3,151	$3,265	$3,211	$3,044
Service charges on deposits	3,882	4,313	4,482	4,520	4,373
ATM, interchange and credit card fees	3,676	3,551	3,544	3,415	3,077
Real estate mortgage fees	1,050	1,013	1,056	941	933
Net gain on sale of available-for-sale securities	346	164	67	42	219
Net gain (loss) on sale of foreclosed assets	6	(159)	18	(1,111)	(63)
Net gain (loss) on sale of assets	122	43	588	123	143
Other noninterest income	762	716	891	753	1,116

Total Noninterest Income	$13,298	$12,792	$13,911	$11,894	$12,842

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$13,186	$12,753	$12,790	$12,916	$13,110
Profit sharing expense	1,043	1,153	1,318	1,092	1,125
Net occupancy expense	1,737	1,707	1,823	1,685	1,647
Equipment expense	2,108	2,008	1,970	1,951	1,871
FDIC Insurance premiums	527	517	561	597	970
ATM, interchange and credit card expenses	1,249	1,311	1,276	1,183	1,148
Legal, tax and professional fees	1,033	994	947	1,077	1,221
Audit fees	295	304	305	276	272
Printing, stationery and supplies	505	473	443	489	428
Amortization of intangible assets	44	84	101	105	111
Advertising and public relations	942	1,105	1,033	870	808
Correspondent bank service charges	200	198	198	208	200
Other noninterest expense	3,599	3,650	3,555	3,439	3,250

Total Noninterest Expense	$26,468	$26,257	$26,320	$25,888	$26,161

TAX EQUIVALENT YIELD ADJUSTMENT	$3,495	$3,348	$3,209	$3,145	$3,148

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended March 31, 2012
	Average Balance	Tax Equivalent Interest	Yield / Rate

Interest-earning assets:
Fed funds sold	$3,625	$2	0.28%
Interest-bearing deposits in nonaffiliated banks	133,032	209	0.63%
Taxable securities	1,216,783	8,804	2.89%
Tax exempt securities	691,076	9,375	5.43%
Loans	1,784,192	24,901	5.61%

Total interest-earning assets	3,828,708	43,291	4.55%
Noninterest-earning assets	291,369

Total assets	$4,120,077

Interest-bearing liabilities:
Deposits	$2,252,481	$1,482	0.26%
Fed funds purchased and other short term borrowings	241,745	58	0.10%

Total interest-bearing liabilities	2,494,226	1,540	0.25%

Noninterest-bearing liabilities	1,108,168
Shareholders’ equity	517,683

Total liabilities and shareholders’ equity	$4,120,077

Net interest income and margin (tax equivalent)		$41,751	4.39%